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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                          Date of Report: March 4, 2005
                        (Date of earliest event reported)

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

             (Exact name of registrant as specified in its charter)

           Delaware                         0-25198              36-3973627
(State or other jurisdiction of      (Commission File No.)     (IRS Employer
        incorporation)                                       Identification No.)


                           11859 South Central Avenue
                              Alsip, Illinois 60803
                    (Address of Principal Executive Offices)

                                 (708) 293-4050
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
               DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On March 4, 2005, Mr. Zemin "Eric" Xu resigned from his position as a member of the Board of Directors of Universal Automotive Industries, Inc. (the "Company").

         At a meeting of the Company's Board of Directors held on March 9, 2005, Mr. Yehuda Tzur was appointed to serve as a member of the Board to fill the vacancy created by Mr. Xu's resignation. Mr. Tzur previously served as Chairman of the Company's Board of Directors from 1994 until the Company's annual meeting of stockholders held on June 22, 2004, when Mr. Tzur resigned from the Board in an effort to assist the Company in complying with the rules of the Nasdaq Stock Market requiring that a majority of the members of the Board of Directors be "independent," as defined by Nasdaq marketplace rules. The Board has determined that it is in the best interest of the Company for Mr. Tzur to rejoin the Board.

         Mr. Tzur is the Company's founder. Prior to serving as Chairman of the Company's Board of Directors, Mr. Tzur served on the Board of Directors of the Company's predecessor, Universal Automotive, Inc. From 1981 to March 1996, Mr. Tzur served as President and Chief Executive Officer of the Company, and of the Company's predecessor, Universal Automotive, Inc.

         There is no arrangement or understanding between Mr. Tzur and other persons pursuant to which Mr. Tzur was selected as a director.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 10, 2005

                                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                      By:  /s/ Arvin Scott
                                           -------------------------------------
                                      Its: Chief Executive Officer and President